UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2017

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 20, 2017, Mattel, Inc. (“Mattel”) entered into Amendment No. 2 (the “Amendment”) to the Seventh Amended and Restated Credit Agreement (the “Credit Facility”), by and among Mattel, as borrower, Bank of America, N.A., as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo Bank, N.A. and Citibank N.A., as Co-Syndication Agents, Mizuho Corporate Bank, Ltd., MUFG Union Bank, N.A., and Royal Bank of Canada, as Co-Documentation Agents, and the other financial institutions party thereto.

The Amendment amends the Credit Facility to remove the consolidated debt to Consolidated EBITDA ratio requirement for the third fiscal quarter of 2017, and increase the consolidated debt to Consolidated EBITDA ratio that Mattel is required to maintain during a Covenant Modification Period to 4.50 to 1.00 for the fourth fiscal quarter of 2017 and 4.25 to 1.00 for each fiscal quarter thereafter. The definition of Consolidated EBITDA has also been amended to add-back extraordinary, unusual, non-recurring, or one-time cash expenses, losses, and charges not to exceed $275,000,000. The Covenant Modification Period commences upon September 20, 2017 and continues, at a minimum, through the fourth fiscal quarter of 2017 and thereafter until such time as Mattel (i) requests the termination of the Covenant Modification Period, and (ii) delivers financial statements and a certificate to the lenders demonstrating a consolidated debt to Consolidated EBITDA ratio of 3.75 to 1.00 or less for the period consisting of the preceding four consecutive fiscal quarters.

The Amendment further amends the Credit Facility to, among other items, (a) add certain restrictive covenants during the Covenant Modification Period that include greater restrictions against certain receivable financing facilities, as well as restrictions on certain asset dispositions, burdensome agreements and specified restricted payments, (b) add a Guarantee and Lien Trigger Event that occurs if Mattel’s debt rating falls below certain thresholds, (c) add covenants that require all U.S. Material Subsidiaries under the Credit Facility (other than foreign subsidiary holding companies) to become Guarantors upon a Guarantee and Lien Trigger Event, and (d) provide that after a Guarantee and Lien Trigger Event and before the termination of the Covenant Modification Period, indebtedness under the Credit Facility in an amount not to exceed 10% of Mattel’s Consolidated Net Tangible Assets will be secured by pledges from Mattel and the Guarantors of 100% of the equity of all U.S. Subsidiaries (other than any foreign subsidiary holding company) and 66% of the equity of all first-tier foreign subsidiaries and foreign subsidiary holdings companies. Such guarantees and pledges, as well as the additional restrictive covenants, will be eliminated upon the termination of the Covenant Modification Period.

Many of the lenders party to the Credit Facility and their respective affiliates have various banking arrangements with Mattel in the ordinary course of business, for which they receive customary fees and expenses.

The foregoing summary of the Amendment is qualified in its entirety by reference to the actual text of the Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Amendment No. 2 to Seventh Amended and Restated Credit Agreement dated as of June 8, 2015, by and among Mattel, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo Bank, N.A. and Citibank N.A., as Co-Syndication Agents, Mizuho Corporate Bank, Ltd., MUFG Union Bank, N.A., and Royal Bank of Canada, as Co-Documentation Agents, and the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2017	MATTEL, INC.

	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary